Exhibit 3.167

CERTIFICATE OF FORMATION OF RE RETAIL RECEIVABLES, LLC

This CERTIFICATE OF FORMATION of RE RETAIL RECEIVABLES, LLC (the “Company”), dated as of June 11, 2002, is being duly executed and filed by William S. Waller, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) (the “Act”).

1.                                       The name of the limited liability company formed hereby is RE Retail Receivables, LLC.

2.                                       The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.                                       The name and address of the registered agent for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

4.                                       The nature of the business or purposes to be conducted or promoted by the Company is limited solely to (A) owning, maintaining, and servicing all receivables transferred to the Company, (B) acquiring interests in such receivables from Reliant Energy Retail Services, LLC, a Delaware limited liability company, and StarEn Power, LLC, a Delaware limited liability company, (C) entering into, performing under, and complying with a receivables sale agreement with Reliant Energy Retail Services, LLC and StarEn Power, LLC for the acquisition of such receivables, (D) entering into, performing under, and complying with a receivables purchase agreement with Reliant Energy Retail Services, LLC, as servicer, and one or more trusts, banks, financial institutions, commercial paper issuers, or similar entities for the sale of an interest in, or the grant of a security interest in, such receivables, (E) investing the proceeds derived from the sale or ownership of the receivables as determined by the Company’s Board of Directors, and (F) engaging in all required and any permissible activities in connection with the foregoing. The Company shall not engage in any business or activity other than as set forth herein.

5.                                       The Company’s Board of Directors shall at all times include at least one Independent Director meeting the specifications set forth in its limited liability company agreement. The Company shall cause each Independent Director to be paid a reasonable annual salary each year. In the event of the death, incapacity, resignation, or removal of an Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director; provided, however, that the Board of Directors shall not vote on any matter unless and until a replacement Independent Director has been appointed to serve on the Board and such replacement Independent Director has accepted his or her appointment as provided in the limited liability company agreement.

IN WITNESS WHEREOF, the undersigned does hereby execute and file this Certificate of Formation, as of the date first above written.

/s/ William S. Waller
William S. Waller, Jr., Authorized Person

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10: 00 AM 02/05/2003 030076068 - 3531400

Certificate of Amendment to Certificate of Formation

of

RE RETAIL RECEIVABLES, LLC

It is hereby certified that:

1.                                       The name of the limited liability company (hereinafter called the “limited liability company”) is RE RETAIL RECEIVABLES, LLC.

2.                                       The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on December 6, 2002.

/s/ Hugh Rice Kelly
Hugh Rice Kelly, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:28 PM 09/29/2003 FILED 02:22 PM 09/29/2003 SRV 030625072 - 3531400 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF
RE RETAIL RECEIVABLES, LLC

1.                                       Name of Limited Liability Company: RE Retail Receivables, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

Delete Paragraph 4 thereof and replace it in its entirety with the following:

“4.                                 The nature of the business or purposes to be conducted or promoted by the Company is limited solely to (A) owning, maintaining, and servicing all receivables transferred to the Company, (B) acquiring interests in such receivables from other direct and indirect subsidiaries of Reliant Resources, Inc., a Delaware corporation, which subsidiaries are engaged in the retail sale of electricity, (C) entering into, performing under, and complying with any receivables sale agreements with other direct and indirect subsidiaries of Reliant Resources, Inc. engaged in the retail sale of electricity for the acquisition of such receivables, (D) entering into, performing under, and complying with any receivables purchase agreements with any other direct or indirect subsidiaries of Reliant Resources, Inc., as servicer(s), and one or more trusts, banks, financial institutions, commercial paper issuers, or similar entities for the sale of an interest in, or the grant of a security interest in, such receivables, (E) investing the proceeds derived from the sale or ownership of the receivables as determined by the Company’s Board of Directors, and (F) engaging in all required and any permissible activities in connection with the foregoing. The Company shall not engage in any business or activity other than as set forth herein.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 29th day of September, 2003.

RELAINT ENERGY RETAIL SERVICES, LLC, as sole member of RE Retail Receivables, LLC

By:	/s/ Rex Clevenger
Rex Clevenger Senior Vice President - Finance

CERTIFICATE OF AMENDMENT

OF

RE RETAIL RECEIVABLES, LLC

1.                                       The name of the limited liability company is: RE Retail Receivables, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

“2.                                 The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of RE Retail Receivables, LLC, this 1st day of May, 2009.

RE RETAIL RECEIVABLES, LLC

By:	/s/ Lynne Przychodzki
Lynne Przychodzki
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:01 PM 05/01/2009 FILED 02:31 PM 05/01/2009 SRV 090420597 - 3531400 FILE